                                                                    EXHIBIT 10.6


                                                        PRIVATE AND CONFIDENTIAL




                         SEVERANCE AND RELEASE AGREEMENT


         THIS SEVERANCE AND RELEASE AGREEMENT ("Agreement") is made and entered into as of April 1, 2005 (the "Effective Date") by and between Brian T. Ennis ("Employee") and Wright Medical Technology, Inc. ("Company").

             DEFINITIONS:

                  A.       As used herein, the term "Employee" shall mean Brian
                           T. Ennis, Employee's heirs, personal representatives, and assigns.

                  B. As used herein, the term "Company" shall mean Wright Medical Technology, Inc., its successors, assigns, affiliates, divisions, and all of the past and present officers, directors, employees and agents, in their individual and representative capacities.

         WHEREAS, the Employee and the Company desire to settle and resolve all matters pertaining to Employee's employment with Wright Medical Technology, Inc. and the termination of that employment;

         NOW THEREFORE in consideration of the promises, agreements, releases and obligations as hereinafter set forth, it is agreed by the Employee and the Company as follows:

         1. The Employee unconditionally releases the Company from any and all causes of action and liability related to the Employee's hire, employment, and termination of employment at Company occurring prior to and up to the effective date of this Agreement, including, but not limited to, any breach of contract claims, common law tort claims, claims of discrimination, claims for benefits (including claims under the Employee Retirement Income Security Act of 1974), as well as any claims which the Employee may have under or in connection with any and all local, state or federal ordinances, statutes, or common law. The only exclusion from this release is a claim that some term of this Agreement has been violated. Company represents to Employee that as of the date of this Agreement, it does not have or know of any claims or causes of actions which it may have against Employee. Employee shall be entitled to indemnification by the Company for acts arising in the course of Employee's employment in accordance with and subject to the indemnification provisions contained in the Articles of Incorporation and/or Bylaws of the Company as in effect from time to time.


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Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
April 1, 2005
Page 2
-------------------------------


         2. Employee hereby resigns from the position of President, International as of the Effective Date and agrees to resign as an officer of the Company's affiliates or subsidiaries as and when requested by the Company. Company hereby appoints Employee as Assistant to the President. The Employee's employment with the Company will be terminated at the close of business on July 31, 2005 (the "Termination Date").

                  (a). While serving as Assistant to the President, Employee shall devote his entire time, attention, and energies to the business of the Company and shall not without the approval of the Company, during the term of this Agreement, be engaged in any other business activity, regardless of whether such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, and except that the Employee may purchase securities in any corporation whose securities are regularly traded on NASDAQ, a national or regional stock exchange or in the over-the-counter market provided such purchase shall not result in his collectively owning beneficially at any one time one percent (1%) or more of the equity securities of any corporation engaged in a business competitive to that of the Company.

                  (b). The Employee recognizes and acknowledges that the Company's and its predecessors' trade secrets, know-how and proprietary processes as they may exist from time to time are valuable, special and unique assets of the Company's businesses, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The Employee will not, during or after the term of his employment by any of the Company, in whole or in part, disclose such secrets, know-how or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Employee make use of any such


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Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
April 1, 2005
Page 3
-------------------------------


                           property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, know-how and processes which are then in the public domain (provided further that the Employee was not responsible, directly or indirectly, for such secrets, know-how or processes entering the public domain without the Company's consent).

                  (c). The Employee hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, during the term hereof which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company or any of its predecessors, or which otherwise relate to or pertain to the business, functions or operations of the Company or any of its predecessors or which arise from the efforts of the Employee during the course of his employment for the Company or any of its predecessors. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Employee within one year following the Termination Date shall be deemed to fall within the provisions of this paragraph unless proved to


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Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
April 1, 2005
Page 4
-------------------------------


                           have been first conceived and made following such termination.

                  (d).         (i) During the term of Employee's employment, and
                           for a period ending twelve (12) months from and after the termination of the Employee's employment hereunder, the Employee shall not (whether as an officer, director, owner, employee, partner or other direct or indirect participant) engage in any Competitive Business. "Competitive Business" shall mean the manufacturing, supplying, producing, selling, distributing or providing for sale of any orthopaedic product, device or instrument manufactured or sold by the Company or its subsidiaries or in clinical development sponsored by the Company or its subsidiaries, in each case, as of the date of termination of the Employee's employment. For such period, the Employee shall also not interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or its subsidiaries and any customer, supplier, lessor, lessee or employee of the Company or its subsidiaries. It is the intent of the parties that the agreement set forth in this paragraph 2(d) apply in all parts of the world.

                               (ii) Employee agrees that a monetary remedy
                           for a breach of the agreement set forth in this paragraph 2 and paragraphs 5 and 6 will be inadequate and impracticable and further agrees that such a breach would cause the Company irreparable harm, and that the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Employee agrees that the Company shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine. Furthermore, Company may seek such injunctive relief through courts of competent jurisdiction notwithstanding the alternative dispute resolution procedure set forth in paragraph 9. In addition to any other legal and equitable relief to which the Company may be entitled, Employee agrees to pay Company liquidated damages in the

Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
April 1, 2005
Page 5
-------------------------------


                           amount equal to two times the value of all compensation and benefits that could be provided to Employee hereunder in the event the Employee breaches their obligations set forth herein.

                               (iii) It is the desire and intent of the
                           parties that the provisions of this paragraph 2(d) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph 2(d) shall be adjudicated to be invalid or unenforceable, this paragraph 2(d) shall be deemed curtailed, whether as to time or location, to the minimum extent required for its validity under the applicable law and shall be binding and enforceable with respect to the Employee as so curtailed, such curtailment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made. If a court in any jurisdiction, in adjudicating the validity of this paragraph 2(d), imposes any additional terms or restrictions which respect to the agreement set forth in this paragraph 2(d) this paragraph 2(d) shall be deemed amended to incorporate such additional terms or restrictions.

                               (iv) If there is a breach or threatened
                           breach of the provisions of paragraphs 2, 5, or 6 of this Agreement, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

         3. The Employee certifies that this Agreement is fully understood by Employee, is entirely satisfactory to Employee, and that Employee's signing of this Agreement is Employee's own free and informed act and deed and that Employee has been given the opportunity to discuss it with counsel of Employee's choosing.

         4. The Employee acknowledges that he is currently able to work in his current position without limitations, either physical or mental and without any accommodation for any physical or mental ailment.

Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
April 1, 2005
Page 6
-------------------------------


         5. To the extent permitted by law, the Employee and the Company agree each will maintain the strictest secrecy and will not disclose the terms of this Agreement to any agency or person except where disclosure is compelled pursuant to legal process or for reporting purposes to Federal, State, or local taxing authorities, or in discussions with legal and financial advisors and employee's immediate family members.

         6. The Employee further agrees not to disclose to any person any matters relating to the confidential business affairs of the Company or the confidential business affairs or the personal affairs of any officer, director or employee of the Company, or to take any action or make any written or oral statement at any time which could tend, in the sole discretion of the Company, to disparage, demean or embarrass the Company, or its subsidiaries, divisions, officers, directors or employees.

         7. The Employee further agrees to execute Exhibit A, which releases the Company from any and all liabilities under the Age Discrimination in Employment Act.

         8. The Employee agrees to cooperate with the Company during and after the Severance period by providing information, in response to any reasonable request, relative to the Employee's duties performed heretofore. The person through whom this information shall be requested will be the Employee's direct report as the date of this agreement, or their designee. Furthermore, during and after the term of this Agreement, Employee agrees to cooperate with the Company in connection with any investigations or the conduct of any litigation at the Company's expense.

         9. This Agreement, and any dispute arising in connection with its operation or execution, shall be construed in accordance with and governed by the statutes and common law of the State of Tennessee and shall be resolved by binding arbitration in Memphis, Tennessee. Each party to this Agreement will select one arbiter. The two arbiters so selected shall then select a third. Decisions of the arbitration panel shall be binding upon the parties hereto. The prevailing party shall be entitled to have all expenses, including, but not limited to, attorney fees and any fees submitted by the arbitrators to be paid by the non-prevailing party.

         10. This Agreement reflects the entire agreement of the parties relative to the subject matter hereof and supersedes all prior or contemporaneous oral or written understandings, statements, representations or promises, including the Employment Agreement between the parties dated February 8, 2005. The Confidentiality and Inventions Agreement between the parties remains in full force and effect.

Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
April 1, 2005
Page 7
-------------------------------


         11. The parties agree that each provision of this Agreement is severable and further agree that if any term or provision is held to be invalid, void, or unenforceable by a court of competent jurisdiction or an administrative agency for any reason whatsoever, such ruling shall not affect the validity of the remainder of this Agreement.

         12. In exchange for this agreement, ADEA Release and Agreement attached as Exhibit A the Company will provide pay and benefits as follows:

                  (a). Company shall provide Employee with a leave of absence from the Effective Date until the Termination Date during which time Company shall continue to pay Employee his base salary, benefits, and car allowance as of the Effective Date. Employee's 2005 vacation, and any carryover vacation from the previous year, will be credited against the leave period. Employee shall not be entitled to any bonus payments.

                  (b). Beginning August 1, 2005 and continuing until December 31, 2005, Company shall pay Employee severance pay equal to Employee's current semi-monthly base salary in accordance with the Company's normal payroll practices. On December 31, 2005, Company shall pay Employee a lump sum equal to an amount of the Employee's current monthly base salary for seven (7) months. The period from August 1, 2005 through July 31, 2006 shall be known as the Severance Period. There will be no payment for a car allowance, or any bonus, or any other benefits during the Severance Period.

                  (c). Professional outplacement services provided by Russell, Montgomery & Associates at the senior executive level.

                  (d). COBRA paid group medical, dental, and vision plan coverage during the time the employee is receiving severance pay (the Severance Period").

                  (e). The attorney's fee for review of the release agreement of up to, but not to exceed $200.

                  (f). Any stock options you have are governed by the specific stock option agreement and

Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
April 1, 2005
Page 8
-------------------------------


                           the applicable stock option plan. This Agreement does not supersede those stock related agreements. The following points generally apply to your options: (1) options that have not yet vested at the time of termination shall expire and no further vesting shall occur with respect to those options; (2) vested options remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after termination if the termination is without cause; (3) if the termination is voluntary, other than for reasons of disability or retirement, or if the termination is for cause, then all of the options, to the extent not exercised prior to termination, whether exercisable or not, shall immediately lapse and be cancelled. Check your stock option agreement and the applicable stock option plan for the specific terms that apply to your stock options.


         THE EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE READ THIS SEVERANCE AND RELEASE AGREEMENT, THAT EMPLOYEE UNDERSTANDS ALL OF ITS TERMS AND EXECUTES IT VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF.


                  AGREED AND ACCEPTED as of the Effective Date.


EMPLOYEE:                                  WRIGHT MEDICAL TECHNOLOGY, INC.


/s/ Brian T. Ennis                         By:    /s/ Jason P.  Hood
--------------------------------                  ------------------------------
Brian T. Ennis           4/21/05                  Jason P. Hood, Vice President
                                           Title: General Counsel and Secretary
                                                  ------------------------------
                                                  Apr 22 2005

                                                        PRIVATE AND CONFIDENTIAL


                                    EXHIBIT A




                           ADEA RELEASE AND AGREEMENT


         As a material inducement to Wright Medical Technology, Inc. (hereinafter referred to as "Wright" or "Employer") to enter into this ADEA Release and Agreement (the "Release or "Agreement") with Brian T. Ennis (hereinafter referred to as "Employee") (for Employee, Employee's heirs, executors, administrators and assigns), Employee hereby unconditionally releases and forever discharges Wright and each of the Wright's stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights, under the Age Discrimination in Employment Act of 1967, as amended from time to time, and other federal, state, or local laws prohibiting discrimination, any claims the employee may have with regard to Employee's hiring, employment, or electing the re-employment program and termination of employment claims growing out of any legal restrictions on Wright's right to terminate its employees ("Claim" or Claims"), which the Employee now has, owns or holds, or claims to have owned or held, or which the Employee at any time hereinafter may have owned or held or claimed to have owned or held against Wright.

         To comply with the Older Workers Benefit Protection Act of 1990, as amended from time to time, the Release and Agreement has advised Employee of the legal requirements of this Act and fully incorporates the legal requirements by reference into this Agreement as follows:

         a. This Agreement is written in layman's terms, and the Employee understands and comprehends its terms;

         b. Employee has been advised of Employee's rights to consult an attorney to review the Agreement;

         c. Employee does not waive any rights or claims that may arise after the date the Release is executed;

         d. Employee is receiving consideration beyond anything of value to which he already is entitled;

         e. Employee has been given a reasonable period of time to consider this Agreement.

         As consideration for this Release, Wright agrees to provide the items listed previously in paragraph 12 of the Severance and Release Agreement dated April 1, 2005. The Employee enters into this Release with full knowledge of its contents and enters into this Agreement voluntarily.

ADEA Release and Agreement                              PRIVATE AND CONFIDENTIAL
April 1, 2005
Page 2
-------------------------------





                               AGREED AND ACCEPTED


EMPLOYEE:                                   WRIGHT MEDICAL TECHNOLOGY, INC.

I acknowledge that I fully understand
and agree that this Agreement may be
pleaded by Wright Medical Technology,
Inc. as a complete defense to any claim
which hereafter may be asserted by me
or a claim against Wright Medical
Technology, Inc. for or on account of
any matter or thing whatsoever arising
out of the employment relationship or
my termination from active employment.


/s/ Brian T. Ennis                          By:    /s/ Jason P.  Hood
-------------------------------------              -----------------------------
Brian T. Ennis                4/21/05              Jason P. Hood, Vice President
                                            Title: General Counsel and Secretary




SWORN TO AND SUBSCRIBED, before me, a       SWORN TO AND SUBSCRIBED, before me,
Notary Public, in my presence this          a Notary Public, in my presence this
21 day of April, 2005                       22nd day of April, 2005


          /s/ Amy Vallat                             /s/ Deneise Speakman
          ---------------------------                ---------------------------
          Notary Public                              Notary Public

County of Shelby                            Shelby County
          ------                            Tennesse
State of Tennessee
         ---------

My Commission Expires:   1-18-09            My Commission Expires:  1/15/08
                         ------------                               ------------
[SEAL]                                                                [SEAL]


NOTE: EMPLOYEE IS HEREBY ADVISED OF THEIR RIGHT TO RESCIND AND NULLIFY THIS AGREEMENT, WHICH RIGHT MUST BE EXERCISED, IF AT ALL, WITHIN SEVEN (7) DAYS OF THE DATE OF EMPLOYEE'S SIGNATURE. EMPLOYEE MUST REVOKE RELEASE BY LETTER TO WRIGHT MEDICAL TECHNOLOGY, INC., ATTENTION: GENERAL COUNSEL, 5677 AIRLINE ROAD, ARLINGTON, TN 38002, WITHIN SEVEN (7) DAYS. NO CONSIDERATION SHALL BE CONVEYED UNTIL SUCH TIME PERIOD HAS EXPIRED.